UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 1, 2026
 WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (757) 627-9088
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 3.02 Unregistered Sales of Equity Securities

Sale of Series D Preferred Stock

On March 16, 2026 and April 1, 2026, the Company entered into subscription agreements with unaffiliated investors (the “Series D Investor”) pursuant to which the Company issued 80,000 and 66,666 shares of its Series D Preferred Stock, respectively, in consideration for 120,000 and 90,000 shares of 6.50% Series C Cumulative Redeemable Preferred Stock (the “Cedar Series C Preferred Stock”), respectively, and 0 and 10,000 of 7.25% Series B Cumulative Redeemable Preferred Stock (the “Cedar Series B Preferred Stock”), respectively, of the Company’s subsidiary Cedar Realty Trust, Inc. (“Cedar”), held by the Series D Investor. Immediately following the closing of such transactions, the Company contributed the acquired Cedar Series C Preferred Stock and Cedar Series B Preferred Stock to Cedar and those shares were retired.
The Company issued the Series D Preferred Stock to the Series D Investor in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering.

This Current Report on Form 8-K does not constitute an offer to exchange any securities of the Company for the Common Stock, the Series D Preferred Stock, the Series B Preferred Stock or other securities of the Company, nor an offer to sell or the solicitation of an offer to buy any securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer and President

Dated: April 6, 2026